As filed with the U.S. Securities and Exchange Commission on October 22, 2025

File No. 333-238109

File No. 811-23568

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

GABELLI ETFS TRUST

(Name of Registrant As Specified In Its Charter)

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GABELLI AUTOMATION ETF

a series of Gabelli ETFs Trust

One Corporate Center

Rye, New York 10580-1422

INFORMATION STATEMENT

NOTICE OF APPROVAL OF CHANGES IN THE FUND’S FUNDAMENTAL POLICIES
BY WRITTEN SHAREHOLDERS CONSENT

A Notice of Internet Availability of this Information Statement is being mailed on or about November 3, 2025 to shareholders of record as of October 16, 2025 (the “Record Date”). The Information Statement is being provided to shareholders of the Gabelli Automation ETF (the “Fund”), a series of Gabelli ETFs Trust (the “Trust”), a Delaware statutory trust with its principal office located at One Corporate Center, Rye, New York 10580-1422, in lieu of a proxy statement. As described in the enclosed Information Statement, the Fund’s Board of Trustees (the “Board”) and a shareholder representing a majority of the Fund’s outstanding shares approved certain changes to the Fund’s fundamental investment policies. Effective on or about December 15, 2025 (the “Effective Date”), the Fund will eliminate its fundamental investment policy of operating as a diversified investment company and will operate as a non-diversified investment company. Additionally, the Fund will eliminate its fundamental investment policy on concentration to permit concentration of the Fund’s investments in the technology industry.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF THIS INFORMATION STATEMENT

This Information Statement is available at https://gabelli.com/ticker/gast/.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY

Gabelli Funds, LLC (the “Adviser”), and not the Fund, will bear the expenses incurred with preparing and distributing this Information Statement. One Notice of Internet Availability of this Information Statement may be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from a shareholder.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY VISITING THE FUND’S WEBSITE AT WWW.GABELLI.COM, BY CALLING 800-GABELLI (800-422-3554) OR WRITING TO GABELLI ETFS TRUST AT ONE CORPORATE CENTER, RYE, NY 10580-1422.

BACKGROUND

This Information Statement is furnished by the Board of the Trust and the Fund. On August 20, 2025, the Board approved certain changes to the Fund’s name, principal investment strategies and principal investment risks. These changes are described in a supplement to the Fund’s registration statement that was filed with the U.S. Securities and Exchange Commission on October 16, 2025. The changes to the Fund include the elimination of the Fund’s fundamental investment policies on diversification and concentration.

Under the Investment Company Act of 1940, as amended (the “1940 Act”), a fund’s fundamental investment policies cannot be changed unless authorized by the vote of a majority of its outstanding securities. The majority of the outstanding voting securities of the Fund are held by an affiliate of the Adviser (the “Majority Shareholder”). The Majority Shareholder has, by written consent, approved a change in the Fund’s classification to a non-diversified investment company and approved the elimination of the Fund’s restriction on concentrating the Fund’s investments. Since the Majority Shareholder has already voted to approve the changes, the remaining shareholders are not required to, nor entitled to vote on these matters.

CHANGE IN DIVERSIFICATION POLICY

On the Effective Date, the Fund’s diversification policy will change from diversified to non-diversified. The Fund is currently classified as “diversified” for purposes of Section 5(b)(1) of the 1940 Act. As a diversified fund, the Fund is limited in the amount it may invest in any single issuer. Specifically, for 75% of its total assets, the Fund may not invest in a security if, as a result of such investment, more than 5% of its total assets would be invested in securities of any one issuer. In addition, for 75% of its total assets, the Fund may not hold more than 10% of the outstanding voting securities of any one issuer.

The Fund’s fundamental investment restriction on diversification (which may only be changed with shareholder approval) states that the Fund may not “[p]urchase the securities of any one issuer, other than the U.S. government, or any of its agencies or instrumentalities, if immediately after such purchase more than 5% of the value of its total assets would be invested in such issuer or the Fund would own more than 10% of the outstanding voting securities of such issuer, except that up to 25% of the value of the Fund’s total assets may be invested without regard to such 5% and 10% limitations.” This investment limitation will be eliminated as of the Effective Date, and the Fund will operate as a non-diversified fund.

As a non-diversified fund, the Fund may invest a greater portion of its assets in any one issuer and invest overall in a smaller number of issuers than a diversified fund. By changing the Fund’s classification to non-diversified, the Fund’s portfolio management team could increase the Fund’s investments in their highest conviction investment ideas as they would not be constrained by the 1940 Act diversification requirements.

Shareholders should note that the change in the Fund’s classification to “non-diversified” may cause the Fund’s risk profile to increase. This is because the investment return on a non-diversified fund typically is dependent to a greater extent upon the performance of the obligations or securities of a smaller number of issuers or any one issuer than a diversified fund. Consequently, a non-diversified fund is more susceptible to adverse developments affecting any single issuer held in its portfolio than a diversified fund and may be more susceptible to greater losses because of such developments. Accordingly, the Fund would be subject to greater risk than it currently is subject to as a diversified fund.

At a meeting on August 20, 2025, the Board approved the recommendation of the Adviser to change the Fund’s classification under the 1940 Act to a non-diversified investment company and to eliminate the Fund’s related fundamental investment restrictions. The Board considered relevant factors, including the potential impact of the change on the Fund, its risk profile and the Adviser’s recommendation and belief that the change would benefit Fund shareholders. The Majority Shareholder subsequently approved this change on October 14, 2025.

CHANGE IN INDUSTRY CONCENTRATION POLICY

Section 8(b)(1) of the 1940 Act requires a fund to disclose any policy to concentrate a fund’s investments in any industry or group of industries. A fund that invests more than 25% of its assets in a particular industry or group of industries is considered to be concentrated.

The Fund has a fundamental investment policy to not concentrate its assets in any industry or group of industries. This investment policy states that the Fund may not “[i]nvest 25% or more of the value of its total assets in securities of issuers in any one industry or group of industries.” Under Section 13(a) of the 1940 Act, this policy can only be changed if authorized by the vote of a majority of its outstanding securities.

In connection with the change in the Fund’s name, its principal investment strategy and principal risks, the Fund has adopted an 80% policy to invest, under normal market conditions, at least 80% of the value of its net assets in the securities of companies principally engaged in the group of industries comprising the technology sector. Given this change, the Fund will concentrate its investments (e.g., invest more than 25% of the Fund’s assets) in the technology industry.

At a meeting on August 20, 2025, the Board approved the recommendation of the Adviser to eliminate the Fund’s concentration policy, in line with the Fund’s updated investment strategy. The Majority Shareholder subsequently approved this change on October 14, 2025.

ADDITIONAL INFORMATION ABOUT THE FUND

G.distributors, LLC (“Distributor”), located at One Corporate Center, Rye, New York 10580-1422, serves as the distributor of creation units for the Fund on an agency basis. The Distributor does not maintain a secondary market in Shares.

The Bank of New York Mellon (“BNYM”), located at 301 Bellevue Parkway, Wilmington, Delaware 19809, is the sub-administrator for the Fund.

BNYM, located at 240 Greenwich Street, New York, New York 10286, is the custodian, transfer agent and dividend disbursement agent for the Fund.

Paul Hastings LLP, 200 Park Avenue, New York, New York 10166, serves as the Trust’s legal counsel.

PricewaterhouseCoopers LLP (“PwC”), 300 Madison Avenue, New York, New York 10017, serves as the Fund’s independent registered public accounting firm.

Brokerage Commissions

During the fiscal year ended December 31, 2024, the Fund paid brokerage commissions in the amount of $224. The Fund also executed brokerage or other agency transactions through G.research, LLC, a registered broker-dealer affiliate of the Fund, the Adviser and the Distributor. As of the same date, the Adviser allocated $232 of brokerage commissions to broker-dealers in consideration of the level of services provided to the Fund.

Financial Information

The Fund’s most recent annual report and semi-annual report are each available on request, without charge, by calling 800-GABELLI (800-422-3554), writing Gabelli ETFs Trust at One Corporate Center, Rye, NY 10580-1422, or you may download the report from the Fund’s website at www.gabelli.com.

PRINCIPAL SHAREHOLDERS, CONTROL PERSONS, AND MANAGEMENT OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding Shares. A control person is a shareholder that owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. Shareholders that own voting securities in excess of 25% may determine the outcome of any matter affecting and voted on by shareholders of a Fund. As of the Record Date, there were 200,000 shares outstanding. As of the same date, the following shareholders were considered to be a principal shareholder of the Fund.

Name and Address of Holder of Record	Percentage of Class	Nature of Ownership
Mario J. Gabelli and Affiliates Greenwich, CT 06830	92.3%	Beneficial (a)(b)

Bank of New York Mellon Pittsburgh, PA 15259	92.0%	Record

(a)	Includes shares directly or indirectly owned by Mr. Gabelli as a result of his position as a controlling person of certain other shareholders of the Fund, and shares of the Fund held by discretionary client accounts for which Mr. Gabelli disclaims beneficial ownership.
(b)	Includes shares of the Fund also included under The Bank of New York Mellon.

Management ownership

As of the Record Date, the Trustees and officers of the Trust, as a group, owned of record and beneficially less than 1% of the outstanding shares of the Fund.

Shareholder Proposals

As a Delaware statutory trust, the Trust is not required, and does not intend, to hold annual meetings of shareholders. Shareholder proposals for inclusion in a proxy statement for any subsequent meeting of the Trust’s shareholders must be received by the Trust a reasonable period of time prior to any such meeting.

Delivery of Shareholder Documents – Householding

Householding is an option available to certain investors of the Fund. Householding is a method of delivery, based on the preference of the individual investor, in which a single copy of certain shareholder documents can be delivered to investors who share the same address, even if their accounts are registered under different names. Householding for the Fund is available through certain broker-dealers. If you are interested in enrolling in householding and receiving a single copy of prospectuses and other shareholder documents, please contact your broker-dealer. If you are currently enrolled in householding and wish to change your householding status, please contact your broker-dealer.

Gabelli Automation ETF

a series of Gabelli ETFs Trust

One Corporate Center

Rye, New York 10580-1422

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF THIS INFORMATION STATEMENT

November 3, 2025

This Notice presents only an overview of the more complete Information Statement that is available to you on the internet relating to the Gabelli Automation ETF (the “Fund”), a series of Gabelli ETFs Trust (the “Trust”). We encourage you to review all of the important information contained in the Information Statement.

The Fund and the Trust have made the following material available to you: Information Statement

The Information Statement details changes in the Fund’s (i) diversification status from diversified to non-diversified, (ii) concentration policy to permit the Fund to concentrate its investments in the technology industry, each of which will take effect on or about December 15, 2025. Specifically, the Board of Trustees of the Trust (the “Board”) and a shareholder representing a majority of the shareholders have approved these changes to the Fund’s fundamental investment policies.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy. You may print and view the full Information Statement on the Fund’s website at https://gabelli.com/ticker/gast/ until at least 90 days after the date of mailing of the Information Statement. You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing c/o Gabelli ETFs Trust, One Corporate Center, Rye, New York 10580-1422 or by calling 800-GABELLI (800-422-3554). If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.